UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 29549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act 0f 1934

Date of report (Date of earliest event reported): March 23, 2023

YO-HEALTH, INC.

(Exact Name of the Registrant as Specified in its Charter)

Nevada	333-222631	85-3135038
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation or Organization)		Identification No.)

7551 Shelby Street, 3rd Floor, Indianapolis, IN 46227

(Address of Principal Executive Office and Zip Code)

(614) 327-7630

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
N/A	N/A

Securities registered pursuant to Section 12(g) of the Act:

Common Stock

(Title of class)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2023 Rosemarie Moschetta resigned as a director and Secretary / Treasurer of the Company, effective as of that date to pursue a new business opportunity.

Ms. Moschetta's resignation was not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including accounting principles and practices.

The Company has initiated a search for a permanent Secretary / Treasurer. Effective immediately, Vilayphone Thawngmung, who is currently serving as a Company director, will assume the additional role of interim Secretary / Treasurer.

Rome Thalop, who is currently serving as a Company director, has been appointed Vice-President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YO-HEALTH, INC.

By:	/s/ Peter Thawnghmung
Name:	Peter Thawnghmung
Title:	CEO

By:	/s/ Vilayphone Thawngmung
Name:	Vilayphone Thawngmung
Title:	Secretary/Treasurer